Exhibit b(2)

CYMI FINANCING, LLC
6450 Sand Lake Road
Suite 200
Dayton, Ohio 45414

UNDERTAKING LETTER

December 15, 2005

Arel Communications and Software Ltd.
22 Einstein Street
Park Hamadah, Building 22
P.O.B. 4042, Kiryat Weizmann,
Nes Ziona, 74140 Israel
Attn: Danny Yelin, Chief Financial officer

Re: $12,500,000 Convertible Loan.

        In a commitment letter to Arel Communications and Software Ltd. (the “Company”), dated as of the date hereof, we agreed, subject to the terms and conditions contained therein, to provide the Company with a convertible loan (the “Loan”) for the purpose of funding a plan of arrangement under Israeli law in order to effect a proposed going private transaction (the “Plan”). We hereby undertake that, in the event of our providing the Company with the Loan, we shall not make a demand for payment of the Loan in cash until the date payment is made or provided for in full of the Company’s indebtedness as of the date hereof (the “Company Debt”) (such period, the “Forbearance Period”). The Company Debt consists of the indebtedness of the Company as of September 30, 2005 set forth on Schedule 1 attached hereto and any additional indebtedness incurred by the Company between September 30, 2005 and the date hereof (the “Additional Debt”). By signing in the space provided below, the Company hereby represents and warrants that none of the Additional Debt is, individually or in the aggregate, material.

        For the avoidance of doubt, nothing contained herein shall be deemed to (i) limit our right, (A) at any time and from time to time (including during the Forbearance Period), to convert all or any part of the outstanding principal amount of the Loan and any accrued interest thereon into ordinary shares of the Company or (B) after the expiration of the Forbearance Period, to make a demand for payment of the Loan in cash, in each case in accordance with the terms of the Convertible Demand Note to be executed by the Company in connection with the Loan or (ii) limit the rights of any of our affiliates, including Cetus Corp. (“Cetus”), to exercise any rights such affiliate or affiliates may have with respect to indebtedness of the Company (now existing or hereafter arising) under agreements existing as of the date hereof (“Existing Indebtedness”), including under that certain Loan Agreement, dated March 8, 2005, between the Company and Cetus. In the event that the Tel-Aviv District Court approves the Plan subject to certain conditions, any of which would limit the rights described in clause (ii) above, our agreement hereunder not to make a demand for payment of the Loan in cash during the Forbearance Period shall be null and void and shall be of no force or effect.

Sincerely, CYMI FINANCING, LLC By: CYMI Private Equity II, LLC, its managing member

By: CYMI, Ltd., its managing member

By: /s/ Leslie Banwart —————————————— Name: Leslie Banwart Title: President

ACKNOWLEDGED AND AGREED TO:

AREL COMMUNICATIONS AND SOFTWARE LTD. By: /s/ Danny Yelin —————————————— Name: Danny Yelin Title: Chief Financial Officer

Schedule 1

Arel Communications and Software Ltd.
Total Consolidated Accrued Expenses as of 30/9/2005

	Amount
Entity	NIS	EURO	$

Arel Ltd	1,002,897		218,116
Arel Inc			282,980
Arel EMEA		6,409	7,721
Arel SRL		12,555	15,126
ALS			194,464

			718,407

90% of these Acrrued expenses are due

Arel LTD - Total Accrued expenses as of 30/9/05

Accrued Expenses - account # 83001

		4.598
Explanation	Entity	30.9.2005
		$	NIS

For 9/05	Cetus's accrued interest	8,241	37,892
Accrual for payment on 20 cars at 2,400 NIS each which their due date has not arrived yet	New Koppel	10,000	45,980
Bill for the last month of using the internet	Bezek Intl.	5,000	22,990
Bill for the last month of phone calls	Bezek	2,500	11,495
Electricity bill for 9/05	Africa Israel	2,500	11,495
Accrual for invoices from various meals suppliers	Meals suppliers	4,000	18,392

Accrual for semi annual bonus fee in the total amount of $37,500	VP R&D	18,750	86,213

Invoices from the C.E.O. for 15/8-30/9 expenses, based on $10,000 a month	C.E.O. - Travel expenses	15,000	68,970
Invoices from the C.E.O. for 15/8-30/9 expenses, based on $3,000 a month	C.E.O. - Communication expenses	5,000	22,990
Invoices from the C.E.O. for 15/8-30/9 expenses, based on $2,000 a month	C.E.O. - General expenses	3,000	13,794

Accrual for unpaid royalties on 1999 sales	Payment to the OCS	30,000	137,940
Accrual for unpaid royalties on Q1-Q2/2005 sales	Payment to the OCS	20,125	92,535
Accrual for unpaid royalties on Q3/2005 sales	Payment to the OCS	7,000	32,186

Accrual for 8-9/05 retainer fees and for the privatization process	Yigal Arnon law firm	20,000	91,960

Accrual for tax fees in connection the Arelnet spin-off	PWC Israel	10,000	45,980
Accrual for retainer fees for Q3-05 review and 2004 tax report	PWC Israel	10,000	45,980
Accrual for 2004 audit review in the US	PWC Israel	5,000	22,990

	Pivot	42,000	193,116

		$218,116	NIS 1,002,897

Arel Inc - Total Accrued expenses as of 30/9/05

Arel Communications and Software, Inc.
Schedule of Accrued Expenses
as of September 30, 2005

Date	Memo	Amount	Balance

12/31/2003	Officer's Commission Due	59,730.81	59,730.81

09/30/2003	R Okun's extra taxes due	60,000.00	119,730.81

03/31/2004	Reclass GM 1/2004 Payroll paid	(20,675.00)	99,055.81

09/30/2004	VarSource (180 CCUs for AB)	4,500.00	103,555.81

09/30/2005	VarSource (70 CCUs for AB)	31,850.00	135,405.81

09/30/2005	Growth Management Bonus for Q2 & Q3 2005	143,367.04	278,772.85

09/30/2005	Audio Codes (PSTN Card)	4,207.00	282,979.85

Accrued Expenses @ 09/30/05		282,979.85	282,979.85

Arel EMEA - Total Accrued expenses as of 30/9/05

ACCOUNT 4081 Factures non parvenues

		Euro
Provision 2005	Period	with VAT 19,6% account 4081

Fees shareolder	January until September	€3,588.0
Fees juridique	1,2 and 3 quarter 2005	€538.2
Fees social david	September 05	€28.7
fees NCI (phone, paper, fax, post)	September 05	€403.1
Fees GW phone	April 2005	€72.7
Fees GW rent	May 2005	€462.5

Provision 2004
Fees shareolder	year 2004	€598.0
fees juridique 2004	year 2004	€717.6

TOTAL ACCOUNT 4081		€6,408.8

Arel SRL - Total Accrued expenses as of 30/9/05

Account #	Account Name	Euro amount

23 42 10 /000001	CIMMARUSTO	€333.2
23 42 10 /000002	CURTI ALESSANDRO	€0.0
23 42 10 /000003	PAOLO PORELLI	€520.0
23 42 10 /000004	INVESTNET ITALIA SPA	€0.0
23 42 10 /000006	FASTWEB SPA	€270.8
23 42 10 /000007	TIM ITALIA SPA	€500.8
23 42 10 /000008	TMF GARLATI & GENTILI SPA	€2,100.0
23 42 10 /000010	PAVIA E ANSALDO STUDIO LEGALE	€6,330.1
23 42 10 /000013	NOTAIO BELLEZZA	€2,500.0

		€12,554.9

ALS - Total Accrued expenses as of 30/9/05

Account # 220.50
International COGS Accrual

Vendor	Amount

MCI orange (1/3 of invoice in payables)	297

MCI 3953714 (2/3 of invoice in payables)	548
MCI big - estimate	21,000
Qwest	-
Global Crossings (in payables need 1/3 here)	1,613	Need 8 days in accrual
Tax Partners	10,000
Estimated misc. taxes**	1,500
Disputed Balances	127,871

Est. USF - current quarter*	12,000

Est. USF - Subsequent quarter*	12,000

AR allowance	7,635

Total INTL Accrual needed	194,464

Arel communications and software Ltd.

Consoldated Future Lease Commitments as of 30/9/2005

	LTD- car lease **	LTD - rent	INC - rent	EMEA- rent	ALS- rent	Total

2005	$55,254	$18,548	$23,714	$5,585	$6,363	$109,464
2006	$181,483	$82,300	$96,046	$4,162		$363,991
2007	$41,803	$87,977	$103,774			$233,555
2008		$96,898				$96,898
2009		$16,420				$16,420

	$278,540	$302,143	$223,534	$9,748	$6,363	$820,327

**	See comments in "LTD's car lease"

Arel communications and software Ltd.

Car lease agreement with New-Kepel Ltd.

Future car lease payments as of September 30, 2005

	CAR	NUMBER	EMPLOYEE	Start date	Ending date	Total W/O VAT in NIS	Total with VAT in NIS	Payment 2005 in NIS	Payment 2006 in NIS	Payment 2007 in NIS

1	Hyundai Elantra	78-930-51	Landman Hari	1/9/2003	30/8/2006	2,407	2,804	8,412	22,433
2	Mazda Lantis	75-322-51	Gelfer Vladislav	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
3	Mazda Lantis	75-323-51	Okun Reuven	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
4	Mazda Lantis	75-324-51	Lev Orit	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
5	Mazda Lantis	75-325-51	Pesharov Sergey	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
6	Mazda Lantis	75-326-51	Semifor Eli	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
7	Mazda Lantis	75-327-51	Malovany Eran	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
8	Mazda Lantis	75-328-51	Kuchin Dmitry	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
9	Mazda Lantis	75-329-51	Taub David	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
10	Mazda Lantis	75-330-51	Tsafrir Amit	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
11	Mazda Lantis	75-331-51	Ben-porat Mili	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
12	Mazda Lantis	75-332-51	Zisman Yuri	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
13	Mazda Lantis	75-334-51	Zloof Avi	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
14	Mazda Lantis	75-335-51	Meyer Yoav	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
15	Mazda Lantis	75-336-51	Peisachovich Mark	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
16	Mazda Lantis	75-337-51	Tarnavsky Nahum	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
17	Mazda Lantis	75-338-51	Michael Marvin	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
18	Mazda Lantis	75-339-51	Nahum Carmit	1/10/2003	30/9/2006	2,448	2,852	8,556	25,667
19	Mazda Lantis	61-433-56	Ksinishin Sergey	1/11/2003	30/10/2006	2,461	2,867	8,601	28,671
20	Mazda Lantis	61-441-56	Klein Eyal	1/11/2003	30/10/2006	2,461	2,867	8,601	28,671
21	Peugeot 307	39-132-57	Yelin Danny	1/7/2004	30/6/2007	3,681	4,288	12,865	51,460	25,730
22	Mazda 3	78-810-57	Elfassy Riri	1/7/2004	30/6/2007	3,138	3,656	10,967	43,869	21,935
23	Toyota Corola	87-554-57	Bartov Yaron	1/8/2004	30/7/2007	2,590	3,017	9,052	36,208	21,121
24	Mitsubishi Lanser	82-730-57	Dahan Yasmin	1/9/2004	30/8/2007	2,406	2,803	8,409	33,636	22,424
25	Mitsubishi Lanser	82-743-57	Ayalon Amir	1/9/2004	30/8/2007	2,406	2,803	8,409	33,636	22,424
26	Mitsubishi Lanser	82-795-57	Avraham Yamit	1/9/2004	30/8/2007	2,406	2,803	8,409	33,636	22,424
27	Mitsubishi Lanser	61-757-01	Nir Yaron	1/11/2004	30/10/2007	2,406	2,803	8,409	28,030	28,030
28	Mitsubishi Lanser	76-862-01	Caspi Avishay	1/11/2004	30/10/2007	2,414	2,812	8,437	33,748	28,123
29	Hyundai Elantra	85-061-57	Applbaum Rami	1/11/2005	30/9/2006	2,300	2,680	8,039	24,116

								254,059	834,457	192,211

							4.598	$55,254	$181,483	$41,803

					Total future payment 9/05 - 10/07					$278,540

Comment	The total value of the future payments of the car leases until expiration of the last car in 2007 is $278,540. However, the lease contract for each car permits 3 point of exits with penalties accordingly Each time a lease contract is signed the company deposit an amount that reflects the maximum penalty cost Therefore Arel today has $50,000 which were deposit at New Koppel, and fully cover its exit points If the company elects to give back all leased cars we would owe nothing to New Koppel

Arel communications and software Ltd.

Future rental payments as of September 30, 2005:

	SQR meters
	811	20
Period	Payment per sqr for office rent	Payment per sqr for warehouse rent	2005	2006	2007	2008	2009

1/3/2004-28/2/2005	$7	$5
1/3/2005-28/2/2006	$8	$5	$18,548	$12,365
1/3/2006-28/2/2007	$9	$5		$69,935	$13,987
1/3/2007-28/2/2008	$9	$5			$73,990	$14,798
1/3/2008-28/2/2009	$10	$5				$82,100	$16,420

			$18,548	$82,300	$87,977	$96,898	$16,420

					Total rental payments		$302,143

Arel communications and software Inc.

Future Renatal Lease Commitments as of 30/9/2005:

AREL INC	Payment period	Annal base rate per SQR Foot	Annaul Base Rent	Annaul Basement Rent	Annual Roof Rent	Total

	30/9/04-10/31/05	$17.00	$6,532	$1,142	$100	$7,774
	11/01/05-10/31/06	$17.51	$80,739	$13,700	$1,200	$95,639
	11/01/06-10/31/07	$18.04	$83,182	$13,700	$1,200	$98,082
	11/01/07-11/30/07	$18.58	$7,139	$13,700	$1,200	$22,039

			$177,592	$42,242	$3,700	$223,534

	2005	$23,714
	2006	$96,046
	2007	$103,774
	2008	$0
	2009	$0

		$223,534

Arel communications and software EMEA.

Future Renatal Lease Commitments as of 30/9/2005:

AREL EMEA

	Lessor	Contract Ending Date	Monthly Pymt	2005 Obligation	2006 Obligation

Space	France NCI - European Business Center	January 2006	$1,399	$4,198	$0
	Germany GVV -	September 2006	$462	$1,387	$4,162

				$5,585	$4,162

Arel Learning Solutions Inc.

Future Renatal Lease Commitments as of 30/9/2005:

ALS

	Lessor	Contract Ending Date	Monthly Pymt	2005 Obligation

Space	Miller Valentine Dayton	3 Month Notice	$2,121	$6,363

Totals by year				$6,363

Arel's Largest Liabilities as of 30/9/2005

		NIS	$

Arel LTD	Tax payable - ArelNet spin off - Long term	5,940,000	1,291,866
		200,000	43,497
		(376,688)	(81,924)

		5,763,312	$1,253,439

	Long-term Loan from Cetus	6,897,000	$1,500,000

	Office of the Chief Scientist (OCS)		$50,000

Arel INC	Digitalks		$100,513

	Var source		$36,350

	Growth Management LLC		$200,000

	US tax athourities		$60,000

Arel Learning Solution	MCI (disputed balance)		$150,000

			$3,350,301

Total Liabilities as of 30/9/05			$6,010,000

			56%

Notes:
1) Total liabilities include an amount of $689K due to accrued severance pay in Israel which $462K of it is covered by severance pay funds (in long-term assets)

2) The amounts owed to the OCS, US tax, Growth Management and MCI are allowances in accrued expenses Actual payment may be different

3) The main difference between the total of our largest liabilities to our total Liabilities are:

Employees related obligation	$685.00
Deferred revenues	$587.00
Accrues severance pay	$704.00

$1,976.00

Arel Communications and Software Ltd.

Total Accounts Pyables as of 30/9/2005:

	Amount
Entity	NIS	EURO	$	Uncleared Checks *	Total - $

Arel Ltd	246,989		$53,717	$39,777	$93,493
Arel Inc			$165,743	$172,050	$337,793
Arel EMEA		€18,483	$22,268		$22,268
Arel SRL		€37,800	$45,541		$45,541
ALS			$51,026	$10,540	$61,566

			$338,296		$560,662

*	These checks were sent from Arel to our Suppliers Accounts Payables, but have not been cleared yet

Arel Ltd - List of Accounts Payable as of 30/9/05

Account #	Account name	NIS	USD

80001	Ofir Tours	(1,154)	(251)
80002	Anihay Tours Ltd.	38,212	8,311
80007	S.H.M Ltd	1,059	230
80008	Margalit Hazan Ltd.	6,325	1,376
80027	Charly's restaurant Ltd.	120	26
80032	Nes-Ziona	15,267	3,320
80033	Data Safe systems Ltd.	18,176	3,953
80036	Ef-Shar Ltd.	45,990	10,002
80037	Unitours Israel Ltd.	88	19
80049	Express LHD Ltd.	985	214
80054	Nahshon technical support Ltd.	14	3
80057	Netvision Ltd.	506	110
80062	Sa'ar Bastav Ltd.	50	11
80073	Lando-Toledo Ltd.	1,250	272
80089	Bezeq Ltd.	7,999	1,740
80090	Minimarket Benny	2,313	503
80115	Debby Borovsky	8,276	1,800
80126	R.A.M. shipping Ltd.	150	33
80132	Food & Smile Ltd.	420	91
80139	Atarim Food Ltd.	720	157
80153	A.S.tires Ltd.	450	98
80160	Tiltan Ltd.	827	180
80166	Coffee Factory Ltd.	770	167
80171	Barak E.T.S	113	25
80181	Partner Communications Ltd.	(915)	(199)
80202	Ilay restaurants Ltd.	2,790	607
80210	Ma'atak Ltd.	893	194
80211	Ma'atak engineering Ltd.	254	55
80222	Shlomo car rent Ltd.	2,555	556
80225	Sivan	1,308	284
80264	Mashovit B.S. Ltd	19,942	4,337
80270	Alon tires services	491	107
80277	Laron Tours	7,800	1,696
80279	Perfect Ltd.	516	112
80291	Zion car accessories	404	88
80298	B.R.M technologies	1,810	394
80317	Globus Net	(0)	(0)
80325	Bezek Intl. Ltd.	(5,150)	(1,120)
80343	Mor Levi technologies Ltd.	1,577	343
80378	Konidituria Ziv	320	70
80387	Hamitbach Shel Miri	4,920	1,070
80390	Hasa Bar Bri'ut	230	50
80391	Special Tours	2,317	504
80393	New Koppel Ltd.	1,895	412
80442	Hewlett Packard Israel Ltd.	75	16
80448	One Shiluv Ma'arachot Ltd.	6,565	1,428
80458	Dalkan Visa	26,164	5,690
80461	Kesher Lease Cars Ltd.	320	70
80950	ArelNet Ltd.	20,984	4,564

Total AP in the trial balance		246,989	$53,717

	Uncleared checks	182,893	39,777	****

Total AP in the consolidation file		429,882	$93,493

****	Including one check over $20K to Migdal Ltd.:		25,043

Arel Communications and Software, Inc
A/P Aging Detail
As of September 30, 2005

Arel Inc - List of Accounts Payable as of 30/9/05

	Type	Date	Num	Name	Due Date	Aging	Open Balance

Current
	Bill	09/09/2005	020 723 221 001	AT&T-Louisville	09/30/2005		113.83
	Bill	09/15/2005	02247320	Salesforce.com	09/30/2005		5,145.00
	Bill	09/15/2005	7-782-32820	Fed EX	09/30/2005		97.48
	Bill	09/01/2005	39569	Graphcom, Inc.	10/01/2005		196.88
	Bill	09/01/2005	5-559-35250	Fed EX	10/01/2005		707.99
	Bill	09/01/2005	818638	Focal Comm. Corp. of Georgia	10/01/2005		1,440.70
	Bill	09/01/2005	0905341	Lippert/Heilshorn & Assoc.	10/01/2005		4,397.01
	Bill	09/21/2005	770 396 1755 222 188	BellSouth-Business	10/01/2005		67.17
	Bill	09/22/2005	121387	Snellings Walters	10/02/2005		650.00
	Bill	09/22/2005	121383	Snellings Walters	10/02/2005		10,552.00
	Bill	09/22/2005	121384	Snellings Walters	10/02/2005		3,017.00
	Bill	09/25/2005	10	Queen Esther Design	10/05/2005		1,442.50
	Bill	09/06/2005	5-570-88830	Fed EX	10/06/2005		242.10
	Bill	09/26/2005	2005922	O'Neill and Associates	10/06/2005		718.27
	Bill	09/08/2005	TX83702	CDW	10/08/2005		1,107.99
	Bill	09/09/2005	2903453/po 2730	AudioCodes, Inc	10/09/2005		3,992.49
	Bill	09/29/2005	Mileage	Roberta Lynn	10/09/2005		33.19
	Bill	09/10/2005	5976542	Cypress Communications	10/10/2005		323.59
	Bill	09/12/2005	TZ12887	CDW	10/12/2005		416.99
	Bill	09/13/2005	7-795-20755	Fed EX	10/13/2005		767.12
	Bill	09/13/2005	5-581-84613	Fed EX	10/13/2005		276.20
	Bill	09/14/2005	7-203-63577	Fed EX	10/14/2005		67.27
	Bill	08/05/2005	1st Installment	Gwinnett County Tax Commissioner	10/15/2005		1,149.30
	Bill	09/15/2005	39664	Graphcom, Inc.	10/15/2005		184.00
	Bill	09/15/2005		T-Mobile	10/16/2005		260.25
	Bill	09/20/2005	5-594-29942	Fed EX	10/20/2005		27.68
	Bill	09/23/2005	PO 2726	Digitalks	10/23/2005		556.91
	Bill	09/27/2005	3-103-83243	Fed EX	10/27/2005		16.14
	Bill	07/06/2005	4621539 - November	DeKalb County Tax Commissioner	11/15/2005		728.29
	Bill	08/05/2005	2nd Installment	Gwinnett County Tax Commissioner	11/15/2005		1,149.30
	Bill	08/31/2005		Digitalks	12/11/2005		100,512.50

Total Current							140,357.14

1 - 30
	Bill	09/11/2005	R5261141	Randstad	09/21/2005	9	1,089.60
	Bill	09/12/2005	0051493655	Cingular Wireless-IL	09/22/2005	8	80.58
	Bill	09/12/2005	0001712862	American International Companies	09/22/2005	8	787.00
	Bill	09/12/2005	Inv #: 0001719075	American International Companies	09/22/2005	8	185.00
	Bill	09/01/2005	TT01303	CDW	09/24/2005	6	922.70
	Bill	09/15/2005	07872529-0001-05	Cingular Wireless-FL	09/25/2005	5	48.41
	Bill	09/15/2005	300149	iGoLogic, Inc.	09/25/2005	5	472.00
	Bill	09/16/2005	239675	Ford & Harrison, LLP	09/26/2005	4	3,180.00
	Bill	09/17/2005	2082098	Conversent Communications	09/27/2005	3	1,301.01
	Bill	08/29/2005	2848685	Business Wire	09/28/2005	2	1,380.00
	Bill	08/30/2005	TT77280/PO 2741	CDW	09/28/2005	2	17.69
	Bill	09/18/2005	R52640071	Randstad	09/28/2005	2	1,089.60
	Bill	08/30/2005	7-795-01796	Fed EX	09/29/2005	1	36.48
	Bill	09/17/2005	2312	Affect Strategies	09/29/2005	1	13,750.00

Total 1 - 30							24,340.07

31 - 60

	Credit	08/01/2005	Inv #: 0805341	Lippert/Heilshorn & Assoc.			(1,649.07)

Total 31 - 60							(1,649.07)

61 - 90

	Bill	07/06/2005	4075909 -November In DeKalb County Tax Commissioner		07/16/2005	76	2,739.31

Total 61 - 90							2,739.31

> 90

	Credit	10/08/2004	9/8-10-7	MCI			(44.24)

Total > 90							(44.24)

Total AP in the trial balance							165,743.21

Uncleared Checks with Accounts Payables							172,050.00	****

Total AP in the consolidation file							337,793.21

****	Including one check over $20K to Var source international:						82,540.00

Arel EMEA - List of Accounts Payable as of 30/9/05

ACCOUNT 4010000 OF 30/09/05

Account	Euro

NCI	-
NCI SERVICE 0108-310805	76.0
NCI LOYER 10/05	1,469.3
PWC CAC 2004 1ER ACPTE	1,794.0
PWC CAC 2004 2EM ACPTE	2,392.0
BREARD AFFICHES+ CASSETTE	1,374.2
DAVID HON 07/05	546.6
DAVID HONO 08/05	2,728.4
MISCO disque dur	119.6
COMIRIS SEMINAIRE 09/05	1,794.0
Q3 Q4 2005 VIDEOCONF 3T-4T05	3,500.0
DAVID HONO 09/05	1,214.8
GW STADTISCHE LOYER 0904	456.5
GVV STADTISCHE TEL 10/04	48.0
GW MBH LOYER 09-12/04	(1,826.0)
GVV STAD LOC TEL 12/04	72.7
GVV STADTISCHE LOYER 10/04	462.5
GVV STADTISCHE LOYER 11/04	462.5
GVV STADTISCHE LOYER 12/04	462.5
GVV STADTISCHE TEL 11/04	67.6
GVV STAD TEL 01/05	72.7
ARP2 GWW STAD TEL 02/05	72.7
ARP 3 GW STAD LOC TEL 03/05	72.7
GVV STADTISCHE LOCTEL 0505	72.7
GVV STADTISCHE LOYER 06/05	462.5
GVV STADTISCHE LOYER 0705	462.5
GVV STADTISCHE LOCTEL 0605	72.7
GVV STADTISCHE LOCTEL 0705	72.7
GVV STADTISCHE LOYER 0805	462.5
GVV STADTISCHE LOCTEL 0805	72.7
GVV STAD LOYER 5.6.7 ET 8	(2,140.9)
GVV STADTISCHE LOCTEL 0905	72.7
GVV STAD LOYER 09-10-11/2005	1,387.5
WSW CPTA ALL 09/05	52.1

TOTAL GENERAL en Euro	€18,483.15

Arel SRL - Total Accounts Payable as of 30/9/05

Account #	Account Name	Euro

23 40 10 /000002	CURTI ALESSANDRO	10.0
23 40 10 /000008	TMF GARLATI & GENTILI SPA	2,520.0
23 40 10 /000009	SERVIZI TECNOLOGIE AVANZATE SRL	27,970.0
23 40 10 /000012	BIZMATICA SPA	6,000.0
23 40 10 /000013	KENNEDY CONSULTING SERVICES LLC	1,300.0

		€37,800

W2Com
A/P Aging Summary
As of September 30, 2005

ALS - Total Accounts Payable as of 30/9/05

	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL

Ameritech	0.00	0.00	0.00	0.00	3,587.26	3,587.26
Brian Kohr	0.00	(400.00)	0.00	0.00	0.00	(400.00)
DataLoc	0.00	0.00	182.59	0.00	563.76	746.35
Global Crossing Bandwidth	6,964.52	0.00	0.00	0.00	0.00	6,964.52
Killworth, Gottman, Hagan & Schaeff	0.00	0.00	0.00	0.00	2,295.35	2,295.35
Lisa Dehart	1,500.00	0.00	0.00	0.00	0.00	1,500.00
MCI	2,000.00	0.00	0.00	0.00	0.00	2,000.00
MCI Worldcom	0.00	21,477.81	0.00	0.00	0.00	21,477.81
MCI WorldCom Wholesale Network Services	0.00	0.00	0.00	0.00	3,000.00	3,000.00
SmartPrice.com	6,206.84	0.00	0.00	(4,000.00)	6,417.62	8,624.46
Universal Service Admin	1,108.47	0.00	0.00	0.00	0.00	1,108.47
USPS	17.50	0.00	0.00	0.00	0.00	17.50
Verizon	104.67	0.00	0.00	0.00	0.00	104.67

Total AP in the trial balance	17,902.00	21,077.81	182.59	(4,000.00)	15,863.99	51,026.39

Uncleared Checks with Accounts Payables						10,539.60

Total AP in the consolidation file						61,565.99